Morgan Stanley Limited Duration Fund
                     Item 77(O) 10f-3 Transactions
                   October 1, 2002 - March 31, 2003


Securit  Date   Price  Shares  % of   Total     Purch Broker
y        of     Of     Purcha  Asset  Issued    ased
         Purcha Share  sed     s                By
         se     s                               Fund
CVS      10/30/ $99.4  135,00  0.050  $300,000  0.045 Credit Suisse
Corpora  02     4      0       %      ,000      %     First Boston;
tion3.8                                               Bear, Stearns &
75%                                                   Co. Inc.;
11/01/2                                               JPMorgan
007

Interna  03/14/ $99.8  650,00  0.170  $300,000  0.217 Salomon Smith
tional   03     3      0       %      ,000      %     Barney;
Paper                                                 Deutsche Bank
3.80%                                                 Securities;
04/01/2                                               JPMorgan; UBS
003                                                   Warburg; ABN
                                                      AMRO
                                                      Incorporated;
                                                      Banc of America
                                                      Securities LLC;
                                                      BNP PARIBAS;
                                                      Credit Suisse
                                                      First Boston;
                                                      Merrill Lynch &
                                                      Co.; Tokyo-
                                                      Mitsubishi
                                                      International
                                                      plc